UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2015

RETAIL PROPERTIES OF AMERICA, INC.

(Exact Name of Registrant As Specified in Charter)

Maryland	001-35481	42-1579325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois 60523

(Address of Principal Executive Offices) (Zip Code)

(630) 634-4200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events.

Appointment of Chief Financial Officer

The board of directors (the “Board”) of Retail Properties of America, Inc. (the “Company”) has appointed Heath R. Fear, age 47, to serve as its new Chief Financial Officer and Treasurer, effective August 17, 2015.

Mr. Fear has over 20 years of experience in the real estate industry and currently serves as senior vice president, head of capital markets of General Growth Properties, Inc. (“GGP”), a real estate company with a portfolio primarily comprised of Class A malls and urban retail properties, a position which he has held since 2010. Mr. Fear joined GGP in 2003 and prior to serving in his current role as senior vice president, head of capital markets, held various senior roles within GGP’s legal team. Prior to joining GGP, Mr. Fear served as counsel for Prime Group Realty Trust, a real estate investment trust engaged in the ownership, management, development and leasing of office and industrial real estate, and as an associate in the real estate practice groups at the law firms of Kirkland & Ellis LLP and Pedersen & Houpt. Mr. Fear received a Bachelor of Arts degree in Political Science and English from John Carroll University and his Juris Doctor from the University of Illinois College of Law.

Pursuant to an offer letter entered into with the Company, Mr. Fear initially will receive an annual base salary of $440,000, will be eligible to receive a target annual cash bonus in the amount of $410,000 and will be entitled to receive the equity awards described below in connection with the commencement of his employment. Consistent with the Company’s annual cash bonus program for its other executives for 2015, Mr. Fear’s bonus will be based on the achievement of Company and personal goals and the actual bonus amount may be up to 200% of the target. For 2015, Mr. Fear’s minimum cash bonus will equal the target amount provided that he remains employed through the payment date for such bonus.

In connection with the commencement of his employment, Mr. Fear will be entitled to receive equity incentive awards with an aggregate value of $460,000 and terms consistent with the Company’s existing equity compensation program for its executive officers for 2015. Twenty-five percent of these awards will be granted in the form of restricted stock vesting one-fourth on each January 4, 2016, 2017, 2018 and 2019, subject to continued employment, and seventy-five percent of these awards will be granted in the form of performance-based restricted stock units. The performance-based restricted stock units will be earned based on the Company’s total shareholder return during the three-year period from January 1, 2015 to December 31, 2017 relative to the total shareholder return of the other companies included in the NAREIT Shopping Center Index. The amount earned, if the minimum hurdle is achieved, may range from 50% to 200% of the target amount based on the Company’s relative total shareholder return as a percentile of these peer companies. One-third of such amount earned will be vested as of the end of the performance period and two-thirds of such amount will be subject to continued employment for an additional year after the end of the performance period.

Pursuant to the offer letter, Mr. Fear will also be entitled to receive restricted stock with an aggregate value of $500,000 as a sign-on bonus, which will vest ratably over three years subject to Mr. Fear’s continued employment.

The Company and Mr. Fear will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of its existing officers. The indemnification agreement requires, among other matters, that the Company indemnify and advance expenses to Mr. Fear to the fullest extent permitted by Maryland law for all expenses and liabilities arising out of any proceeding involving Mr. Fear by reason of his service as an officer of the Company.

Prior to Mr. Fear’s appointment, Steven P. Grimes, the Company’s President and Chief Executive Officer, had assumed the responsibilities of the principal financial officer of the Company on an interim basis following the departure of the Company’s previous Chief Financial Officer. As a result of Mr. Fear’s appointment as Chief Financial Officer, Mr. Grimes will cease to have these responsibilities as of August 17, 2015. Mr. Grimes will continue to serve as President and Chief Executive Officer of the Company.

Appointment of Chief Accounting Officer

On July 28, 2015, the Board appointed Julie Swinehart as Senior Vice President and Chief Accounting Officer of the Company, effective immediately. Ms. Swinehart has held the position of Senior Vice President and Corporate Controller of the Company since April 2013 and has served as the Company’s principal accounting officer since May 2013. Since joining the Company in June 2008, Ms. Swinehart has held various accounting and financial reporting positions. Prior to joining the Company, Ms. Swinehart was a Manager of External Reporting at Equity Office Properties Trust for two years and she spent eight years in public accounting in the audit practices of Arthur Andersen LLP and Deloitte & Touche LLP. Ms. Swinehart received her B.S. in Accountancy from the University of Illinois at Urbana-Champaign and is a Certified Public Accountant.

Appointment of New Director

On July 28, 2015, the Board increased the number of directors comprising the Board from eight to nine and appointed Bonnie S. Biumi as a Director of the Company, effective immediately, to serve until the Company’s 2016 annual meeting of stockholders. The Board also appointed Ms. Biumi to its Audit Committee.

Ms. Biumi has over 20 years of experience in public accounting and as a Chief Financial Officer or other senior level financial position at both public and private companies, including most recently as President and Chief Financial Officer of Kerzner International Resorts, Inc., a developer, owner and operator of destination resorts, casinos and luxury hotels, from 2007 through 2012. Ms. Biumi also serves on the board of two other public companies and received her B.S. in Accounting from the University of Florida.

In connection with her appointment, and consistent with the Company’s existing director compensation program, Ms. Biumi will receive a restricted stock award with a value of $91,667 (which equals a prorated portion of the $100,000 annual grant made to non-employee directors) vesting on the earlier of the date of the Company’s 2016 annual meeting of stockholders or May 29, 2016, subject to Ms. Biumi’s continued service.

The Company and Ms. Biumi entered into an indemnification agreement in substantially the same form as the Company has entered into with each of its existing directors. The indemnification agreement requires, among other matters, that the Company indemnify and advance expenses to Ms. Biumi to the fullest extent permitted by Maryland law for all expenses and liabilities arising out of any proceeding involving Ms. Biumi by reason of her service as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.

Date: July 29, 2015	By:	/s/ Dennis K. Holland
Dennis K. Holland
Executive Vice President, General Counsel and Secretary